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                            WORLD AIR HOLDINGS, INC.
                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT (the "Agreement") to be effective as of this 17th day of April, 2006 (the "Effective Date"), between World Air Holdings, Inc. (the "Company"), and Michael W. Towe (the "Executive").

                                   WITNESSETH:

     WHEREAS, the Company has offered the Executive the position of Chief Financial Officer, and the Executive has accepted the offer letter by the Company dated April 5, 2006, as incorporated herein by reference, and both parties desire to memorialize the terms and conditions of employment.

     NOW, THEREFORE, in consideration of the mutual covenants made herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   TERMS AND CONDITIONS OF EMPLOYMENT.

     (a) Employment. During the Term, Company will employ the Executive, and the Executive will serve as the Chief Financial Officer of the Company on a full-time basis and will have such responsibilities and authority as may from time to time be assigned to the Executive by the Chief Executive Officer, which responsibilities and authority shall be commensurate with his or her position. In this capacity, Executive will provide unique services to the Company and be privy to the Company's Confidential Information and Trade Secrets. The Executive will report to the Chief Executive Officer. The Executive's primary office will be at the Company's headquarters in such geographic location within the United States as may be determined by the Company from time to time.

     (b) Exclusivity. Throughout the Executive's employment hereunder, the Executive shall devote substantially all of the Executive's time, energy and skill during regular business hours to the performance of the duties of the Executive's employment, shall faithfully and industriously perform such duties, and shall diligently follow and implement all management policies and decisions of the Company. The Executive will not accept any other employment during the Term, perform any consulting services during the Term, or serve on the board of directors or governing body of any other business, except i) with the prior written consent of Chief Executive Officer or ii) where such services are for a non-profit organization (or organizations) and do not otherwise interfere with the performance of the Executive's duties as provided herein. The Executive agrees during the Term not to own directly or indirectly equity securities of any public airline industry-related entity (excluding the Company) that represents five percent (5%) or more of the value of voting power of the equity securities of such entity.

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2.   COMPENSATION.

     (a) Base Salary. The Company shall pay the Executive a base salary of THREE HUNDRED THOUSAND U.S. DOLLARS ($300,000) per annum ("Base Salary"). The Compensation Committee and the Chief Executive Officer of the Company shall review the Base Salary from time to time as they deem appropriate for possible increases. The Base Salary shall be payable in substantially equal installments in accordance with the Company's regular payroll practices. The Base Salary, as it may be increased from time to time in accordance with the foregoing, shall not be reduced during the Term unless the reduction is applied equally, expressed as a percentage of base salaries, to all senior executives.

     (b) Signing Bonus. The Executive shall be paid, on or before April 28, 2006, a one-time signing bonus in the amount of ONE HUNDRED THOUSAND U.S. DOLLARS ($100,000).

     (c) Bonus. The Executive shall be eligible to participate in any one or more bonus programs maintained by the Company for senior executives generally. The establishment, continued maintenance and terms and conditions applicable to any such bonus program shall be determined by the Company in its sole and absolute discretion. Notwithstanding the preceding sentence, for 2006, the Company guarantees the Executive a management incentive bonus in an amount equal to no less than fifty percent (50%) of the Executive's pro-rated Base Salary.

     (d) Equity Compensation. The Executive shall be entitled to participate in equity compensation programs made available by the Company from time to time to senior executives generally (including, but not limited to, grants of stock options and restricted stock), subject to the terms and conditions of such programs. Contemporaneously herewith, the Executive is awarded THIRTY THOUSAND (30,000) shares of the Company's restricted stock. Said shares will vest in twenty-five percent (25%) annual increments beginning upon the completion of two
(2) years of service.

     (e) Expenses. The Executive shall be entitled to be reimbursed in accordance with Company policy including, without limitation, the Company's travel policy, as in effect from time to time for reasonable and necessary business expenses incurred by the Executive in connection with the performance of the Executive's duties of employment hereunder; provided, however, the Executive shall, as a condition of such reimbursement, submit verification of the nature and amount of such expenses in accordance with the reasonable reimbursement policies from time to time adopted by the Company.

     (f) Paid Time Off. The Executive shall be entitled to paid time off in accordance with the terms of Company policy as in effect from time to time.

     (g) Benefits. In addition to the benefits payable to the Executive specifically described herein, the Executive shall be entitled to such other benefits as generally may be made available to all other senior executives of the Company from time to time; provided, however, that nothing contained herein shall require the establishment or continuation of any particular plan or program.

     (h) Withholding. All payments pursuant to this Agreement shall be reduced for any applicable state, local, or federal tax withholding obligations.

     (i) Insurance and Indemnification. The Executive shall be entitled to indemnification, including advancement of expenses (if applicable), in accordance with and to the extent provided by the Company's Bylaws and Articles of Incorporation, and any separate indemnification agreement between the parties, if any.

3.   TERM, TERMINATION AND TERMINATION PAYMENTS.


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     (a) Term. The term of this Agreement shall begin as of the Effective Date.
It shall continue through the third anniversary of the Effective Date (the "Initial Term"). While this Agreement remains in effect, at the end of the Initial Term and at the end of any subsequent twelve-month extension thereof (the Initial Term and all valid extensions thereof are collectively referred to herein as the "Term"), this Agreement shall automatically be extended for a successive twelve-month period unless any party gives written notice to the other of its or his or her intent not to extend this Agreement with such written notice to be given not less than one hundred eighty (180) days prior to the end of the Initial Term or such twelve-month extension then in effect. In the event such notice of non-renewal is properly given, this Agreement shall terminate at the end of the remaining Term then in effect. This Agreement may be terminated at any point during the Term but only if terminated in accordance with Section 3(b).

     (b) Termination. This Agreement and the employment of the Executive by the Company hereunder shall only be terminated: (i) by expiration of the Term; (ii) by the Company without Cause; (iii) by the Executive for Good Reason; (iv) by the Company or the Executive due to the Disability of the Executive; (v) by the Company for Cause; (vi) by the Executive for other than Good Reason or Disability, upon at least thirty (30) days prior written notice to the Company; or (vii) upon the Death of the Executive. Notice of termination by any party shall be given prior to termination in writing and shall specify the basis for termination and the effective date of termination. Further, notice of termination for Cause by the Company or Good Reason by the Executive shall specify the facts alleged to constitute termination for Cause or Good Reason, as applicable. Except as provided in Sections 3(c), (d) and (e), the Executive shall not be entitled to any payments or benefits after the effective date of the termination of this Agreement, except for Base Salary pursuant to Section 2(a) accrued up to the effective date of termination, pay for accrued but unused vacation that the Employer is legally obligated to pay Employee, if any, and only if the Employer is so obligated, as provided under the terms of any other employee benefit and compensation agreements or plans applicable to the Executive, expenses required to be reimbursed pursuant to Section 2(d), and any rights to payment the Executive has under Section 2(h).

     (c) Termination by the Company without Cause or by the Executive for Good Reason.

     (i) If the employment of the Executive is terminated by the Company without Cause or by the Executive for Good Reason, the Company will pay the Executive an amount equal to one (1) times his or her actual Base Salary then in effect at the time of Termination. Such amount shall be paid as follows: fifty percent (50%) within ten (10) days following the effective date of the termination of employment, twenty-five percent (25%) within six (6) months thereafter and a final payment of twenty-five percent (25%) within six (6) months of the previous payment.

     (ii) If the employment of the Executive is terminated by the Company without Cause or by the Executive for Good Reason, the Company will reimburse the Executive for the cost of obtaining COBRA health continuation coverage, less the Executive's own contribution amount, for himself or herself and his or her eligible dependents under the Company's applicable group health plan for the lesser of: twelve (12) months of such coverage, until the Executive obtains comparable health coverage for himself or herself and his or her eligible dependents, or the period of coverage to which the Executive is entitled under
Section 4980B(f)(2)(B) of the Internal Revenue Code of 1986, as amended.

     (iii) If the employment of the Executive is terminated by the Company without Cause or by the Executive for Good Reason, any unvested stock option or restricted stock grants shall become fully vested immediately prior to the effective date of the termination of employment. To avoid forfeiture, the Executive will be required to exercise any grant of stock options or restricted stock in accordance with the terms of the separate agreement granting the same.

     (d) Termination of Employment following a Change in Control.


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     (i) If the employment of the Executive is terminated within twelve (12)
months following the effective date of a Change in Control either by the Company without Cause or by the Executive for Good Reason, the Company will pay the Executive an amount equal to one (1) times his or her actual Base Salary then in effect at the time of Termination. Such amount shall be paid in a lump sum within ten (10) days following the effective date of the termination of employment. In addition, any unvested stock options or restricted stock grants shall become fully vested immediately prior to the effective date of the Change in Control. To avoid forfeiture, the Executive will be required to exercise any grant of stock options or restricted stock in accordance with the terms of the separate agreement granting the same.

     (ii) If the employment of the Executive is terminated within twelve (12) months following the effective date of a Change in Control either by the Company without Cause or by the Executive for Good Reason, the Company will reimburse the Executive for the cost of obtaining COBRA health continuation coverage, less the Executive's own contribution amount, for himself or herself and his or her eligible dependents under the Company's applicable group health plan for the lesser of: twelve (12) months of such coverage, until the Executive obtains comparable health coverage for himself or herself and his or her eligible dependents, or the period of coverage to which the Executive is entitled under
Section 4980B(f)(2)(B) of the Internal Revenue Code of 1986, as amended.

     (e) Disability or Death Payment. If the employment of the Executive is terminated by Disability or Death, any unvested stock option or restricted stock grants shall become fully vested immediately prior to the effective date of the termination of employment. To avoid forfeiture, the Executive or the Executive's estate will be required to exercise any grant of stock options or restricted stock in accordance with the terms of the separate agreement granting the same. If the employment of the Executive is terminated due to Disability or Death, the Company will also reimburse the Executive or the Executive's spouse and any eligible minor dependents for the cost of COBRA health continuation coverage, less the Executive's own contribution amount, under the Company's applicable group health plan for the lesser of twelve (12) months of such coverage or until the Executive or the Executive's spouse and eligible minor dependents obtain comparable health coverage.

     (f) Tax Adjustment Payment. If the total payments to be paid to the Executive under Section 3(c) or (d), as applicable, along with any other payments to the Executive result in the Executive being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, the Company shall pay the Executive such additional cash compensation to put him or her in the same after-tax situation (taking into account all income, excise, and payroll taxes) as if no such excise tax had been applicable (the "Tax Adjustment Payment"). The Tax Adjustment Payment shall be paid as soon as practicable following the Executive's termination of employment. The determination of the excise tax and the additional cash compensation (if any) required hereunder will be made by the Company's independent outside auditors or such other tax professionals as the Company in its sole discretion may so designate. Notwithstanding the foregoing, the Company's obligation to pay any Tax Adjustment Payment shall be conditioned upon the Executive's agreement to structure any payments due to him or her under this Agreement in a manner that will eliminate or reduce the excise tax that is payable; provided that the Executive is under no obligation to agree to any such restructuring requested by the Company that would trigger any material adverse tax consequences to the Executive or would materially reduce the value of the payments otherwise due to him or her.

     (g) Expiration of Term. In the event the Company elects not to extend or renew any subsequent Term of this Agreement, the effect shall be the same as a termination by the Company without Cause and the benefits provided in Paragraph 3 subparagraphs (c) (i), (ii) and (iii) shall apply. In the event the Executive elects not to extend or renew any successive Term of this Agreement for reasons other than Good Reason, then the Executive shall forfeit any compensation or bonus or unvested restricted stock or stock options or other benefits he or she otherwise would have been entitled to.


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     (h) Avoidance of Additional Taxes. Notwithstanding any other provision hereof, if the payment of any amounts by the Company hereunder would fail to meet the requirements of Section 409A(a)(1) of the Internal Revenue Code of 1986, as amended, no payment of such amounts hereunder shall be made until six months after the Executive's termination of employment, at which time the Executive shall be paid a lump sum equal to what would otherwise have been paid during such six-month period, and thereafter payment of the unpaid balance, if any, shall continue on what would otherwise have been the original payment schedule for such unpaid balance.

4.   OWNERSHIP AND PROTECTION OF PROPRIETARY INFORMATION.

     (a) Confidentiality. All Confidential Information and Trade Secrets and all physical embodiments thereof received or developed by the Executive while employed by the Company are confidential to and are and will remain the sole and exclusive property of the Company. Except to the extent necessary to perform the duties assigned by the Company hereunder, the Executive will hold such Confidential Information and Trade Secrets in trust and strictest confidence, and will not use, reproduce, distribute, disclose or otherwise disseminate the Confidential Information and Trade Secrets or any physical embodiments thereof and may in no event take any action causing or fail to take the action necessary in order to prevent, any Confidential Information and Trade Secrets disclosed to or developed by the Executive to lose its character or cease to qualify as Confidential Information or Trade Secrets.

     (b) Return of Company Property. Upon request by the Company, and in any event upon termination of this Agreement for any reason, as a prior condition to receiving any final compensation hereunder (including any payments pursuant to Section 3 hereof), the Executive will promptly deliver to the Company all property belonging to the Company, including, without limitation, all Confidential Information and Trade Secrets (and all embodiments thereof) then in the Executive's custody, control or possession.

     (c) Survival. The covenants of confidentiality set forth herein will apply on and after the date hereof to any Confidential Information and Trade Secrets disclosed by the Company or developed by the Executive while employed or engaged by the Company prior to or after the date hereof. The covenants restricting the use of Confidential Information will continue and be maintained by the Executive for a period of one year following the termination of this Agreement. The covenants restricting the use of Trade Secrets will continue and be maintained by the Executive following termination of this Agreement for so long as permitted by the governing law.

5.   NON-COMPETITION AND NON-SOLICITATION PROVISIONS.

     Provided that all payments to Executive pursuant to Paragraphs 2 and 3 herein are current, have been paid and will continue to be paid in a timely manner:

     (a) The Executive agrees that during the Applicable Period, the Executive will not (except on behalf of or with the prior written consent of the Company, which consent may be withheld in Company's sole discretion), either directly or indirectly, on his or her own behalf, or in the service of or on behalf of others, engage in or provide managerial services or management consulting services to, any Competing Business. The Executive acknowledges and agrees that the Business of the Company is conducted on a worldwide basis.

     (b) The Executive agrees that during the Applicable Period, the Executive will not, either directly or indirectly, on his or her own behalf or in the service of or on behalf of others solicit, divert or appropriate, or attempt to solicit, divert or appropriate, to a Competing Business, any individual or entity which is an actual or, to his knowledge, actively sought prospective client or customer of the Company or


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any of its Affiliates (determined as of date of termination of employment) with whom Executive had material contact during the two-year period immediately preceding his termination of employment.

     (c) The Executive agrees that during the Applicable Period, he or she will not, either directly or indirectly, on his or her own behalf or in the service of or on behalf of others, solicit, divert or hire, or attempt to solicit, divert or hire, or encourage to go to work for anyone other than the Company or its Affiliates, any employee of the Company or an Affiliate.

     (d) The Executive agrees that during the Applicable Period, he or she will not make any statement (written or oral) that could reasonably be perceived as disparaging to the Company or any person or entity that the Executive reasonably should know is an Affiliate of the Company.

     (e) In the event that this Section 5 is determined by a court which has jurisdiction to be unenforceable in part or in whole, the court shall be deemed to have the authority to strike any unenforceable provision, or any part thereof or to revise any provision to the minimum extent necessary to be enforceable to the maximum extent permitted by law.

6.   REMEDIES AND ENFORCEABILITY.

     The Executive agrees that the covenants, agreements, and representations contained in Sections 4 and 5 hereof are of the essence of this Agreement; that each of such covenants are reasonable and necessary to protect and preserve the interests and properties of the Company; that irreparable loss and damage will be suffered by the Company should the Executive breach any of such covenants and agreements; that each of such covenants and agreements is separate, distinct and severable not only from the other of such covenants and agreements but also from the other and remaining provisions of this Agreement; that the unenforceability of any such covenant or agreement shall not affect the validity or enforceability of any other such covenant or agreements or any other provision or provisions of this Agreement; and that, in addition to other remedies available to it, including, without limitation, termination of the Executive's employment for Cause, the Company shall be entitled to seek both temporary and permanent injunctions to prevent a breach or contemplated breach by the Executive of any of such covenants or agreements and shall be relieved of its obligation to make any and all payments to the Executive that otherwise are or may become due and payable to the Executive pursuant to Section 3. The Company and the Executive agree that all remedies available to the Company shall be cumulative.

7.   EMPLOYEE INVENTIONS.

     Each Employee Invention will belong exclusively to the Company. The Executive acknowledges that all Employee Inventions are property of the Company, including, but not limited to, any copyrights, patents, trademarks or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, the Executive hereby assigns to the Company all of the Executive's right, title, and interest, including all rights of copyright, patent, trademark and other intellectual property rights to, or in, such Employee Inventions. The Executive covenants that he or she shall promptly:

     (a) Disclose to the Company in writing any Employee Invention;

     (b) Assign to the Company or to a party designated by the Company, at the Company's request and without additional compensation, all of Executive's right to Employee Inventions for the United States and all foreign jurisdictions;


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     (c) Execute and deliver to the Company such applications, assignments and other documents as the Company may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions;

     (d) Sign all other papers necessary to carry out the above obligations; and

     (e) Give testimony and render any other assistance, at the Company's expense, in support of Company's rights to any Employee Invention.

8.   NOTICE.

     All notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered by hand or, if mailed, shall be sent via the United States Postal Service, certified mail, return receipt requested, or by a nationally recognized overnight courier service. All notices hereunder shall be deemed effective when delivered. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses (or at such other addresses as shall be given in writing by the parties to one another):

World Air Holdings, Inc.
101 World Drive
Peachtree City, GA 30269
Attn: The Office of the General Counsel

Mr. Michael W. Towe
6732 The Masters Avenue
Bradenton, FL 34202

9.   MISCELLANEOUS.

     (a) Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of the Company's successors and assigns. This Agreement may be assigned by the Company to any legal successor to the Company's business or to an entity that purchases all or substantially all of the assets of the Company, but not otherwise without the prior written consent of the Executive. In the event the Company assigns this Agreement as permitted by this Agreement and the Executive remains employed by the assignee, the "Company" as defined herein will refer to the assignee and the Executive will not be deemed to have terminated his or her employment hereunder until the Executive terminates his or her employment with the assignee. The Executive may not assign this Agreement.

     (b) Waiver. The waiver of any breach of this Agreement by any party shall not be effective unless in writing, and no such waiver shall constitute the waiver of the same or another breach on a subsequent occasion.

     (c) No Set-Off. The existence of any claim, demand, action or cause of action by the Executive against the Company, or any Affiliate of the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company or the Executive of any of its or the Executive's rights hereunder.

     (d) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia. The parties agree that any appropriate state or federal court located in Fulton County, Georgia shall have exclusive jurisdiction of any case or controversy arising


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under or in connection with this Agreement and shall be a proper forum in which to adjudicate such case or controversy. The parties consent to the jurisdiction of such courts and waive any objection to the jurisdiction or venue of such courts.

     (e) Entire Agreement. This Agreement embodies the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all oral agreements, and to the extent inconsistent with the terms hereof, all other written agreements.

     (f) Amendment. This Agreement may not be modified, amended, supplemented or terminated except by a written instrument executed by the parties hereto.

     (g) Severability. Each of the covenants and agreements hereinabove contained shall be deemed separate, severable and independent covenants, and in the event that any covenant shall be declared invalid by any court of competent jurisdiction, such invalidity shall not in any manner affect or impair the validity or enforceability of any other part or provision of such covenant or of any other covenant contained herein.

     (h) Representation Regarding Restrictive Covenants. The Executive represents that the Executive is not and will not become a party to any non-competition or non-solicitation agreement or any other agreement which would prohibit him or her from entering into this Agreement or providing the services for the Company contemplated by this Agreement on or after the Effective Date. In the event the Executive is or becomes subject to any such agreement, this Agreement shall be rendered null and void and the Company shall have no obligations to the Executive under this Agreement.

     (i) Survival. The obligations of the Company and the Executive under this Agreement shall survive termination of this Agreement.

     (j) Waiver of Jury Trial. The Executive waives the right to a jury trial with respect to any litigation or complaint filed against the Company or any Affiliate, including but not limited to complaints arising under this Agreement or as a result of the employment relationship between the parties.

     (k) Limitations Period for Disputes. The Executive shall not commence any action, claim or suit relating to his or her employment or this Agreement more than six (6) months after the date of the act (or the failure to act) that is the subject of such action, claim or suit. The Executive hereby waives any statute of limitations or other law to the contrary.

     (l) Captions and Section Headings. Except as set forth in Section 10 hereof, captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

10.  DEFINITIONS.

(a) "Affiliate" means any person, firm, corporation, partnership, association or entity that, directly or indirectly or through one or more intermediaries, controls, is controlled by or is under common control with the Company.

(b) "Applicable Period" means the period commencing as of the date of this Agreement and ending twelve (12) months after the termination of the Executive's employment with the Company or any of its Affiliates.


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(c) "Business of the Company" means an international supplemental operations carrier holding a certificate of public convenience and necessity issued by the
U. S. Department of Transportation.

(d) "Cause" means the occurrence of any of the following events:

     (i) willful refusal by the Executive to follow a lawful direction of any superior officer of the Company, provided the direction is not materially inconsistent with the duties or responsibilities of the Executive's position as Chief Financial Officer of the Company, which refusal continues after the Chief Executive Officer of the Company has again given the direction in writing;

     (ii) sustained performance deficiencies which are communicated to the Executive in writing as part of formal performance reviews and/or other written communications from the Chief Executive Officer of the Company;

     (iii) willful misconduct or reckless disregard by the Executive of his or her duties or of the interest or property of the Company;

     (iv) intentional disclosure by the Executive to an unauthorized person of Confidential Information or Trade Secrets, which causes material harm to the Company;

     (v) any act by the Executive of fraud against, material misappropriation from, or significant dishonesty to either the Company or an Affiliate, or any other party, but in the case of any other party only if in the reasonable opinion of at least two-thirds (2/3) of the members of the Board of Directors of the Company (excluding, if applicable, the Executive), such fraud, material misappropriation, or significant dishonesty could reasonably be expected to have a material adverse impact on the Company or its Affiliates;

     (vi) commission by the Executive of a felony as reasonably determined by at least two-thirds (2/3) of the members of the Board of Directors of the Company (excluding, if applicable, the Executive); or

     (vii) a material breach of this Agreement by the Executive, provided that the nature of such breach shall be set forth with reasonable particularity in a written notice to the Executive who shall have ten (10) days following delivery of such notice to cure such alleged breach, provided that such breach is, in the reasonable discretion of the Board of Directors of the Company, susceptible to a cure.

(e) "Change in Control" means the occurrence after the Effective Date of any one or more of the following events:

     (i) any Person, other than the Company, is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities;

     (ii) during any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) or this Section 10 (e)) whose election by the Board of Directors of the Company or nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for


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election was previously so approved, cease for any reason to constitute a majority thereof;

     (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company then outstanding securities; or

     (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

(f) "Competing Business" means any person, firm, corporation, joint venture, or other business that is engaged in the Business of the Company.

(g) "Confidential Information" means data and information relating to the Business of the Company or an Affiliate (which does not rise to the status of a Trade Secret) which is or has been disclosed to the Executive or of which the Executive became aware as a consequence of or through his or her relationship to the Company or an Affiliate and which has value to the Company or an Affiliate and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company or an Affiliate (except where such public disclosure has been made by the Executive without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means without breach of any obligations of confidentiality owed to the Company or any of its Affiliates by the Executive.

(h) "Death" means an individual who has sustained either (1) irreversible cessation of circulatory and respiratory functions, or (2) irreversible cessation of all functions of the entire brain, including the brain stem is dead. A determination of death must be made in accordance with accepted medical standards.

(i) "Disability" means the inability of the Executive to perform the material duties of his or her position, through no fault of their own, hereunder due to a physical, mental, or emotional impairment, for a ninety (90) consecutive day period or for aggregate of one hundred eighty (180) days during any three hundred sixty-five (365) day period.

(j) "Employee Invention" any idea, invention, technique, modification, process or improvement (whether patentable or not), any industrial design (whether registerable or not), and any work of authorship, publication (whether or not copyright protection may be obtained for it) created, conceived or developed by the Executive, either solely or in conjunction with others (including the Company and the Executive's other previous employers), during or before the Term, or during a period that includes a portion of the Term, that relates to the business then being conducted or proposed to be conducted by the Company and any such item created by the Executive, either solely or in conjunction with others, following termination of the Executive's employment with the Company that is based upon, contains, consists of or uses Confidential Information. The Company will exclude items from the Employee Inventions that are not related to the present or proposed business of the Company or its Affiliates or that


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

cannot be assigned under applicable state law, provided however that the Executive notifies the Company of the existence of any such item within ninety
(90) days of its creation by the Executive.

(k) "Good Reason" means the occurrence of all of the events listed in either
(i), (ii) or (iii) below:

     (i)

     (A) the Company materially breaches this Agreement, including without limitation, a material diminution of the Executive's responsibilities as Chief Financial Officer, as reasonably modified by the Chief Executive Officer of the Company from time to time hereafter, such that the Executive would no longer have responsibilities substantially equivalent to those of similarly situated executive officers at companies with similar revenues and market capitalization;

     (B) the Executive gives written notice to the Company of the facts and circumstances constituting the breach of the Agreement within ten (10) days following the occurrence of the breach;

     (C) the Company fails to remedy the breach within ten (10) days following the Executive's written notice of the breach; and

     (D) the Executive terminates his or her employment within ten (10) days following the Company's failure to remedy the breach; or

     (ii)

     (A) the Company materially reduces the Executive's Base Salary without the Executive's consent, other than in accordance with Section 2(a) above;

     (B) the Executive gives written notice to the Company within ten (10) days following receipt of the reduction in Base Salary of his or her objection to the reduction;

     (C) the Company fails to rescind the notice of reduction within ten (10) days following the Executive's written notice; and

     (D) the Executive terminates his or her employment within ten (10) days following the Company's failure to rescind the notice; or

     (iii)

     (A) the Company requires the Executive to relocate the Executive's primary place of employment to a new location that is more than fifty (50) miles (calculated using the most direct driving route) from its current location, without the Executive's consent;

     (B) the Executive gives written notice to the Company within ten (10) days following receipt of notice of relocation of his or her objection to the relocation;

     (C) the Company fails to rescind the notice of relocation within ten (10) days following the Executive's written notice; and

     (D) the Executive terminates his employment within ten (10) days following the Company's failure to rescind the notice.


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

(l) "Person" has the meaning given to the term in Section (3)(a)(9) of the Exchange Act, as modified and used in Section 13(d) and 14(d) thereof; however, a Person shall not include (i) the Company or any of its subsidiaries or other Affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(m) "Term" has the meaning as set forth in Section 3(a) hereof.

(n) "Trade Secrets" means information including, but not limited to, technical or nontechnical data, formulae, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

                         [SIGNATURES ON FOLLOWING PAGE]


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

     IN WITNESS WHEREOF, the Company and the Executive have each executed and delivered this Agreement as of the date first shown above.

COMPANY:

WORLD AIR HOLDINGS, INC.


By:
    ---------------------------------
    Randy J. Martinez,
    Chief Executive Officer


THE EXECUTIVE:


-------------------------------------
Michael W. Towe


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